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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  SCHEDULE TO
                                 (RULE 14D-100)

           TENDER OFFER STATEMENT UNDER SECTION 14(d)(1) OR 13(e)(1)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          MARINE TRANSPORT CORPORATION
                       (NAME OF SUBJECT COMPANY (ISSUER))

                          CROWLEY MARITIME CORPORATION
                                      AND
                            SHILOH ACQUISITION, INC.
(NAME OF FILING PERSONS (IDENTIFYING STATUS AS OFFEROR, ISSUER OR OTHER PERSON))

                    COMMON STOCK, PAR VALUE $0.50 PER SHARE
                         (TITLE OF CLASS OF SECURITIES)

                                  567912-10-0
                     (CUSIP NUMBER OF CLASS OF SECURITIES)

                            WILLIAM P. VERDON, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          CROWLEY MARITIME CORPORATION
                          155 GRAND AVENUE, 7TH FLOOR
                               OAKLAND, CA 94612
                                 (510) 251-7574
                 (NAME, ADDRESS AND TELEPHONE NUMBERS OF PERSON
    AUTHORIZED TO RECEIVE NOTICES AND COMMUNICATIONS ON BEHALF OF THE FILING
                                    PERSONS)

                                   COPIES TO:

                             RICHARD V. SMITH, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                            SAN FRANCISCO, CA 94111
                                 (415) 773-5830

                           CALCULATION OF FILING FEE

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                   TRANSACTION VALUATION*                         AMOUNT OF FILING FEE**
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                        $48,635,916                                       $9,727
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 * Estimated for purposes of calculating the amount of the filing fee only. Calculated by multiplying the $7.00, the per share tender offer price, by 6,947,988, the sum of (i) 6,205,013 currently outstanding shares of Common Stock sought in the Offer, (ii) outstanding options with respect to 636,975 shares of Common Stock and (iii) 106,000 shares of restricted stock.

** Calculated as 1/50 of 1% of the transaction value.

[ ] Check the box if any part of the fee is offset as provided by Rule
    0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   Amount Previously Paid:    None                                Filing Party:  Not Applicable
   Form or Registration No.:  Not Applicable                      Date Filed:    Not Applicable

[ ] Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

Check the appropriate boxes below to designate any transactions to which the statement relates:

     [X] third-party tender offer subject to Rule 14d-1.

     [ ] issuer tender offer subject to Rule 13e-4.

     [ ] going-private transaction subject to Rule 13e-3.

     [ ] amendment to Schedule 13D under Rule 13d-2.

     Check the following box if the filing is a final amendment reporting the results of the tender offer: [ ]

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     This Tender Offer Statement on Schedule TO (this "Schedule TO") relates to the offer by Shiloh Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Crowley Maritime Corporation, a Delaware corporation ("Parent"), to purchase all of the outstanding shares of Common Stock, par value $0.50 per share (the "Shares"), of Marine Transport Corporation, a Delaware corporation (the "Company"), at a purchase price of $7.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 5, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal, copies of which are filed with this Schedule TO as Exhibits (a)(1) and (a)(2), respectively, which together with any amendments or supplements thereto, collectively constitute the "Offer." This Schedule TO is being filed on behalf of Purchaser and Parent.

     The information set forth in the Offer to Purchase and the related Letter of Transmittal is incorporated herein by reference with respect to Items 1 through 9 and 11 of this Schedule TO. The Agreement of Merger, dated as of December 20, 2000, among Parent, Purchaser and the Company, a copy of which is attached as Exhibit (d)(1) hereto is incorporated herein by reference with respect to Items 5 and 11 of this Schedule TO.

ITEM 10. FINANCIAL STATEMENTS OF CERTAIN BIDDERS.

     Not applicable.

ITEM 12. MATERIAL TO BE FILED AS EXHIBITS.

    (a)(1)    Offer to Purchase, dated January 5, 2001.
    (a)(2)    Form of Letter of Transmittal.
    (a)(3)    Form of Notice of Guaranteed Delivery.
    (a)(4)    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Other Nominees.
    (a)(5)    Form of Letter to Clients for use by Brokers, Dealers,
              Commercial Banks, Trust Companies and Other Nominees.
    (a)(6) Form of Letter to holders of share certificates dated prior to June 18, 1998 bearing the name "OMI Corp."
    (a)(7)    Form of Guidelines for Certification of Taxpayer
              Identification Number on Substitute Form W-9.
    (a)(8)    Summary Advertisement as published in The Wall Street
              Journal on January 5, 2001.
    (a)(9)    Joint Press Release issued by Parent and the Company on
              December 20, 2000.(1)
    (b)       None.
    (d)(1)    Agreement of Merger, dated as of December 20, 2000, among
              Parent, Purchaser and the Company. (The disclosure letter to such agreement is not filed herewith and the sections of the disclosure letter are listed on the last page of Exhibit
              (d)(1). Purchaser and Parent hereby undertake to furnish supplementally a copy of any omitted section of the disclosure letter to the Securities and Exchange Commission upon request.)
    (d)(2)    Confidentiality Agreement, dated June 20, 2000, between
              Parent and the Company.
    (g)       None.
    (h)       None.

---------------
(1) Incorporated by reference to Parent's Schedule TO-C, filed December 20,
    2000.

ITEM 13. INFORMATION REQUIRED BY SCHEDULE 13E-3.

     Not applicable.

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                          SHILOH ACQUISITION, INC.

                                          /s/ WILLIAM P. VERDON
                                          --------------------------------------
                                          Name: William P. Verdon
                                          Title: Secretary

                                          CROWLEY MARITIME CORPORATION

                                          /s/ WILLIAM P. VERDON
                                          --------------------------------------
                                          Name: William P. Verdon
                                          Title: Senior Vice President

Date: January 5, 2001

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                               DOCUMENT
-------                              --------
(a)(1)     Offer to Purchase, dated January 5, 2001
(a)(2)     Form of Letter of Transmittal.
(a)(3)     Form of Notice of Guaranteed Delivery.
(a)(4)     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
           Companies and Other Nominees.
(a)(5)     Form of Letter to Clients for use by Brokers, Dealers,
           Commercial Banks, Trust Companies and Other Nominees.
(a)(6)     Form of Letter to holders of share certificates dated prior to June 18, 1998 bearing the name "OMI Corp."
(a)(7)     Form of Guidelines for Certification of Taxpayer
           Identification Number on Substitute Form W-9.
(a)(8)     Summary Advertisement as published in The Wall Street
           Journal on January 5, 2001.
(a)(9)     Joint Press Release issued by Parent and the Company on
           December 20, 2000.(1)
(b)        None.
(d)(1)     Agreement of Merger, dated as of December 20, 2000, among
           Parent, Purchaser and the Company. (The disclosure letter to such agreement is not filed herewith and the sections of the disclosure letter are listed on the last page of
           Exhibit(d)(1). Purchaser and Parent hereby undertake to
           furnish supplementally a copy of any omitted section of the disclosure letter to the Securities and Exchange Commission upon request.)
(d)(2)     Confidentiality Agreement, dated June 20, 2000, between
           Parent and the Company.
(g)        None.
(h)        None.

---------------
(1) Incorporated by reference to Parent's Schedule TO-C, filed December 20,
    2000.

     This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares. The Offer is being made solely by the Offer to Purchase dated January 5, 2001 and the related Letter of Transmittal, and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                      NOTICE OF OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          MARINE TRANSPORT CORPORATION

                                       AT

                              $7.00 NET PER SHARE

                                       BY

                            SHILOH ACQUISITION, INC.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                          CROWLEY MARITIME CORPORATION

     Shiloh Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Crowley Maritime Corporation, a Delaware corporation ("Parent"), is offering to purchase all the issued and outstanding shares of common stock, par value $0.50 per share (the "Shares"), of Marine Transport Corporation, a Delaware corporation (the "Company") for $7.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 5, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"). Following the Offer, Purchaser intends to effect the Merger described below.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, FEBRUARY 5, 2001, UNLESS THE OFFER IS EXTENDED.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE HAVING BEEN VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST THE NUMBER OF SHARES THAT SHALL CONSTITUTE A MAJORITY OF THE THEN OUTSTANDING SHARES ON A FULLY DILUTED BASIS (INCLUDING, WITHOUT LIMITATION, ALL SHARES ISSUABLE UPON THE CONVERSION OF ANY CONVERTIBLE SECURITIES OR UPON THE EXERCISE OF ANY OPTIONS, WARRANTS OR RIGHTS).

     The Offer is being made pursuant to an Agreement of Merger, dated as of December 20, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that as promptly as practicable after the purchase of Shares pursuant to the Offer and the satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), Purchaser will be merged with and into the Company (the "Merger"). As a result of the Merger, the Company will continue as the surviving corporation and will become a wholly owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or Shares owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company, and other than Shares held by stockholders who shall have demanded and perfected appraisal rights under Delaware Law) shall be canceled and converted automatically into the right to receive $7.00 in cash, or any higher price that may be paid per Share in the Offer, without interest.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING EACH OF THE OFFER AND THE MERGER, ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND THE HOLDERS OF SHARES, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING EACH OF THE OFFER AND THE MERGER, AND HAS RECOMMENDED THAT THE HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     For purposes of the Offer, Purchaser will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn as, if and when Purchaser gives oral or written notice to Citibank, N.A. (the "Depositary") of Purchaser's acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from Purchaser and transmitting such payments to tendering stockholders whose Shares have been accepted for payment. Under no circumstances will interest on the purchase price for Shares be paid, regardless of any delay in making such payment. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares (the "Share Certificates") or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase), in connection with the book-entry transfer, and (iii) any other documents required under the Letter of Transmittal.

     Purchaser expressly reserves the right, in its sole discretion (but subject to the terms and conditions of the Merger Agreement), at any time and from time to time, to extend for any reason the period of time during which the Offer is open, including the occurrence of any condition specified in Section 14 of the Offer to Purchase, by giving oral or written notice of such extension to the Depositary. Any such extension will be followed as promptly as practicable by public announcement thereof, such announcement to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Offer. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer and subject to the right of a tendering stockholder to withdraw such stockholder's Shares. Purchaser also reserves the right, if at least a majority of the outstanding Shares shall have been validly tendered pursuant to the Offer as of the scheduled or extended expiration date thereof, to purchase the Shares theretofore tendered in the Offer and extend the Offer for an aggregate period of not more than 20 business days beyond the expiration date.

     Shares may be withdrawn at any time prior to 12:00 Midnight, New York City time, on Monday, February 5, 2001 (or the latest time and date at which the Offer, if extended by Purchaser, shall expire) and, unless theretofore accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time after March 6, 2001. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover page of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of such

Shares, if different from that of the person who tendered such Shares. If Share Certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Share Certificates, the serial numbers shown on such Share Certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase), unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in Section 3 of the Offer to Purchase, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares. All questions as to the form and validity (including the time of receipt) of any notice of withdrawal will be determined by Purchaser, in its sole discretion, which determination will be final and binding.

     The information required to be disclosed by Rule 14d-6(d)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference.

     The Company has provided Purchaser with the Company's stockholder list and security position listings, including the most recent list of names, addresses and security positions of non-objecting beneficial owners in the possession of the Company, for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase and the related Letter of Transmittal will be mailed by Purchaser to record holders of Shares whose names appear on the Company's stockholder list and will be furnished, for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing.

     The Offer to Purchase and the related Letter of Transmittal contain important information which should be read before any decision is made with respect to the Offer.

     Questions or requests for assistance may be directed to the Information Agent at its address and telephone numbers listed below. Additional copies of the Offer to Purchase and the related Letter of Transmittal and other tender offer materials may be obtained from the Information Agent. No fees or commissions will be paid to brokers, dealers or other persons (other than the Information Agent and the Depositary) for soliciting tenders of Shares pursuant to the Offer.

                    The Information Agent for the Offer is:

                        (MACKENZIE PARTNERS, INC. LOGO)

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)

                                       or

                         CALL TOLL FREE (800) 322-2885

January 5, 2001

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